FSF FINANCIAL CORP.
                          2003 STOCK COMPENSATION PLAN

         1.  Purpose of the Plan.  The Plan shall be known as the FSF  Financial
             -------------------
Corp. ("Company") 2003 Stock Compensation Plan (the "Plan"). The purpose of the Plan is to attract and retain qualified personnel for positions of substantial responsibility and to provide additional incentive to officers, directors, employees and other persons providing services to the Company, or any present or future parent or subsidiary of the Company to promote the success of the business. The Plan is intended to provide for the grant of "Incentive Stock Options," within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Incentive Stock Options, options that do not so qualify, and Stock Awards. The provisions of the Plan relating to Incentive Stock Options shall be interpreted to conform to the requirements of Section 422 of the Code.

          2. Definitions. The following words and phrases when used in this Plan
             -----------
with an initial capital letter, unless the context clearly indicates otherwise, shall have the meaning as set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

                  "Award" means the grant by the Committee of an Incentive Stock Option, a Non- Incentive Stock Option, Stock Awards or any combination thereof, as provided in the Plan.


                  "Board" shall mean the Board of Directors of the Company, or any successor or parent corporation thereto.

                  "Change in Control" shall mean: (i) the sale of all, or a material portion, of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity;
(iii) a change in control of the Company, as otherwise defined or determined by the Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Company by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of Company stock, or the purchase of shares of up to 25% of any class of securities of the Company by a tax-qualified employee stock benefit plan which is exempt from the approval requirements, set forth under 12 C.F.R.574.3(c)(1)(vi) as now in effect or as may hereafter be amended. The term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

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

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  "Committee" shall mean the Board or the Stock Compensation Committee appointed by the Board in accordance with Section 5(a) of the Plan.

                  "Common Stock" shall mean the common stock of the Company, or any successor or parent corporation thereto.

                  "Company" shall mean the FSF Financial Corp., the parent corporation of the Savings Bank, or any successor or Parent thereof.

                  "Continuous Employment" or "Continuous Status as an Employee" shall mean the absence of any interruption or termination of employment with the Company or any present or future Parent or Subsidiary of the Company. Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of transfers between payroll locations, of the Company or between the Company, its Parent, its Subsidiaries or a successor.

                  "Director" shall mean a member of the Board of the Company, or any successor or parent corporation thereto.

                  "Director Emeritus" shall mean a person serving as a director emeritus, advisory director, consulting director, or other similar position as may be appointed by the Board of Directors of the Savings Bank or the Company from time to time.

                  "Disability" means (a) with respect to Incentive Stock Options, the "permanent and total disability" of the Employee as such term is defined at Section 22(e)(3) of the Code; and (b) with respect to Non-Incentive Stock Options, any physical or mental impairment which renders the Participant incapable of continuing in the employment or service of the Savings Bank or the Parent in his then current capacity as determined by the Committee.

                  "Effective Date" shall mean the date specified in Section 15 hereof.

                  "Employee" shall mean any person employed by the Company or any present or future Parent or Subsidiary of the Company.

                  "Fair Market Value" shall mean: (i) if the Common Stock is traded otherwise than on a national securities exchange, then the Fair Market Value per Share shall be equal to the mean between the last bid and ask price of such Common Stock on such date or, if there is no bid and ask price on said date, then on the immediately prior business day on which there was a bid and ask price. If no such bid and ask price is available, then the Fair Market Value shall be determined by the Committee in good faith; or (ii) if the Common Stock is listed on a national securities exchange,

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

including the Nasdaq National Market, then the Fair Market Value per Share shall be not less than the average of the highest and lowest selling price of such Common Stock on such exchange on such date, or if there were no sales on said date, then the Fair Market Value shall be not less than the mean between the last bid and ask price on such date.

                  "Incentive Stock Option" or "ISO" shall mean an option to purchase Shares granted by the Committee pursuant to Section 8 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify as an incentive stock option under Section 422 of the Code.

                  "Non-Incentive Stock Option" or "Non-ISO" shall mean an option to purchase Shares granted pursuant to Section 9 hereof, which option is not intended to qualify under Section 422 of the Code.

                  "Option" shall mean an Incentive Stock Option or Non-Incentive Stock Option granted pursuant to this Plan providing the holder of such Option with the right to purchase Common Stock.

                  "Optioned Stock" shall mean stock subject to an Option granted pursuant to the Plan.

                  "Optionee" shall mean any person who receives an Option or Award pursuant to the Plan.

                  "Parent" shall mean any present or future corporation which would be a "parent corporation" as defined in Sections 424(e) and (g) of the Code.

                  "Participant" means any director, officer or key employee of the Company or any Parent or Subsidiary of the Company or any other person providing a service to the Company who is selected by the Committee to receive an Award, or who by the express terms of the Plan is granted an Award.

                  "Plan"   shall  mean  the  FSF   Financial   Corp  2003  Stock
Compensation Plan.

                  "Savings Bank" shall mean First Federal fsb, Hutchinson, Minnesota, or any successor corporation thereto.

                  "Share" shall mean one share of the Common Stock.

                  "Stock   Award"  shall  mean  an  award  of  Common  Stock  in
accordance with Section 12 of the Plan.

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



                  "Subsidiary" shall mean any present or future corporation which constitutes a "subsidiary corporation" as defined in Sections 424(f) and
(g) of the Code.

          3. Shares  Subject to the Plan.  Except as  otherwise  required by the
             ---------------------------
provisions of Section 13 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 230,000 Shares. Such Shares may either be from authorized but unissued shares, treasury shares or shares purchased in the market for Plan purposes. If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred. The maximum number of the shares reserved for Stock Awards in the aggregate is 50,000. The maximum number of Shares issuable pursuant to Options that may be awarded under the Plan shall be 230,000, reduced by the total number of Shares issued pursuant to Stock Awards issued.

         4.  Six Month Holding Period.
             ------------------------
                  Subject to vesting requirements, if applicable, except in the event of death or disability of the Participant or a Change in Control of the Company, a minimum of six months must elapse between the date of the grant of an Option or Stock Award and the date of the sale of the Common Stock received in accordance with such Award.

         5.  Administration of the Plan.
             --------------------------

                  (a) Composition of the Committee. The Plan shall be administered by the Board of Directors of the Company or a Committee which shall consist of not less than two Directors of the Company appointed by the Board and serving at the pleasure of the Board. All persons designated as members of the Committee shall meet the requirements of a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, as found at 17 CFR 240.16b-3.

                  (b) Powers of the Committee. The Committee is authorized (but only to the extent not contrary to the express provisions of the Plan or to resolutions adopted by the Board) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the form and content of Awards to be issued under the Plan and to make other determinations necessary or advisable for the administration of the Plan, and shall have and may exercise such other power and authority as may be delegated to it by the Board from time to time. A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. In no event may the Committee revoke outstanding Awards without the consent of the Participant.

                  The Chairman of the Board or the President of the Company and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements

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

evidencing Awards on behalf of the Company and to cause them to be delivered to the Participants. Such agreements shall set forth the terms and conditions of such Award, including any applicable Option exercise price, the number of shares of Common Stock subject to such Award, the expiration date of such Options, and such other terms and restrictions applicable to such Award as are determined in accordance with the Plan or the actions of the Committee.

                  (c)   Effect   of   Committee's   Decision.   All   decisions,
determinations  and   interpretations  of  the  Committee  shall  be  final  and conclusive on all persons affected thereby.

          6. Eligibility for Awards and Limitations.
             --------------------------------------

                            (a) The Committee  shall from time to time determine
the officers, Directors, key employees and other persons who shall be granted Awards under the Plan, the number of Awards to be granted to each such persons, and whether Awards granted to each such Participant under the Plan shall be Incentive Stock Options, Non-Incentive Stock Options or Stock Awards. In selecting Participants and in determining the number of Awards and the terms of such Awards to be granted to each such Participant, the Committee may consider the nature of the prior and anticipated future services rendered by each such Participant, each such Participant's current and potential contribution to the Company and such other factors as the Committee may, in its sole discretion, deem relevant. Participants who have been granted an Award may, if otherwise eligible, be granted additional Awards.

                           (b) The aggregate Fair Market Value (determined as of
the date the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by each Employee during any calendar year (under all Incentive Stock Option plans, as defined in Section 422 of the Code, of the Company or any present or future Parent or Subsidiary of the Company) shall not exceed $100,000. Notwithstanding the prior provisions of this
Section 6, the Committee may grant Options in excess of the foregoing limitations, provided said Options shall be clearly and specifically designated as not being Incentive Stock Options.

                           (c) In no event  shall  Shares  subject  to Awards in
accordance with the Plan granted to any Participant in the aggregate under this Plan exceed more than 70,000 shares of Common Stock.

          7. Term of the Plan.  The Plan shall  continue in effect for a term of
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ten (10) years from the Effective  Date,  unless sooner  terminated  pursuant to
Section 18 hereof. No Award shall be granted under the Plan after ten (10) years from the Effective Date.

          8. Terms and Conditions of Incentive  Stock Options.  Incentive  Stock
             ------------------------------------------------
Options may be granted only to Participants who are Employees. Each Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Incentive Stock Option granted pursuant to the Plan shall comply with, and be subject to, the following terms and conditions:

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

                  (a) Option Price.

                            (i) The  price  per  Share at which  each  Incentive
Stock Option granted by the Committee under the Plan may be exercised shall not, as to any particular Incentive Stock Option, be less than the Fair Market Value of the Common Stock on the date that such Incentive Stock Option is granted.

                           (ii) In the case of an Employee who owns Common Stock
representing more than ten percent (10%) of the outstanding Common Stock at the time the Incentive Stock Option is granted, the Incentive Stock Option exercise price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Common Stock on the date that the Incentive Stock Option is granted.

                  (b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company, and no Optionee shall have any of the rights of a stockholder of the Company until Shares of Common Stock are issued to the Optionee.

                  (c) Term of Incentive Stock Option. The term of exercisability of each Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Incentive Stock Option is granted, provided that in the case of an Employee who owns stock representing more than ten percent (10%) of the Common Stock outstanding at the time the Incentive Stock Option is granted, the term of exercisability of the Incentive Stock Option shall not exceed five (5) years.

                  (d)  Exercise  Generally.  Except  as  otherwise  provided  in
Section 10 hereof, no Incentive Stock Option may be exercised unless the Optionee shall have been in the employ of the Company at all times during the period beginning with the date of grant of any such Incentive Stock Option and ending on the date three (3) months prior to the date of exercise of any such Incentive Stock Option. The Committee may impose additional conditions upon the right of an Optionee to exercise any Incentive Stock Option granted hereunder which are not inconsistent with the terms of the Plan or the requirements for qualification as an Incentive Stock Option. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable at the rate of 100% on the date of grant.

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

                  (e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held an Incentive Stock Option for at least six months may engage in the "cashless exercise" of the Option. Upon a cashless exercise, an Optionee shall give the Company written notice of the exercise of the Option together with an order to a registered broker- dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the exercise price of such Options.

                  (f) Transferability. An Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

          9. Terms  and  Conditions  of  Non-Incentive   Stock  Options.    Each
             ----------------------------------------------------------
Non-Incentive Stock Option granted pursuant to the Plan shall be evidenced by an instrument in such form as the Committee shall from time to time approve. Each Non-Incentive Stock Option granted pursuant to the Plan shall comply with and be subject to the following terms and conditions.

                  (a) Option Price. The exercise price per Share of Common Stock for each Non- Incentive Stock Option granted pursuant to the Plan shall be at such price as the Committee may determine in its sole discretion, but in no event less than the Fair Market Value of such Common Stock on the date of grant as determined by the Committee in good faith.

                  (b) Payment. Full payment for each Share of Common Stock purchased upon the exercise of any Non-Incentive Stock Option granted under the Plan shall be made at the time of exercise of each such Non-Incentive Stock Option and shall be paid in cash (in United States Dollars), Common Stock or a combination of cash and Common Stock. Common Stock utilized in full or partial payment of the exercise price must have been owned by the party exercising such Option for not less than six months prior to the date of exercise of such Option, and such Common Stock shall be valued at the Fair Market Value at the date of exercise. The Company shall accept full or partial payment in Common Stock only to the extent permitted by applicable law. No Shares of Common Stock shall be issued until full payment has been received by the Company and no Optionee shall have any of the rights of a stockholder of the Company until the Shares of Common Stock are issued to the Optionee.

                  (c) Term. The term of exercisability of each Non-Incentive Stock Option granted pursuant to the Plan shall be not more than ten (10) years from the date each such Non-Incentive Stock Option is granted.

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

                  (d) Exercise Generally. The Committee may impose additional conditions upon the right of any Participant to exercise any Non-Incentive Stock Option granted hereunder which is not inconsistent with the terms of the Plan. Except as otherwise provided by the terms of the Plan or by action of the Committee at the time of the grant of the Options, the Options will be first exercisable at the rate of 100% on the date of grant.

                  (e) Cashless Exercise. Subject to vesting requirements, if applicable, an Optionee who has held a Non-Incentive Stock Option for at least six months may engage in the "cashless exercise" of the Option. Upon a cashless exercise, an Optionee shall give the Company written notice of the exercise of the Option together with an order to a registered broker-dealer or equivalent third party, to sell part or all of the Optioned Stock and to deliver enough of the proceeds to the Company to pay the Option exercise price and any applicable withholding taxes. If the Optionee does not sell the Optioned Stock through a registered broker-dealer or equivalent third party, the Optionee can give the Company written notice of the exercise of the Option and the third party purchaser of the Optioned Stock shall pay the Option exercise price plus any applicable withholding taxes to the Company. Such Options shall not be deemed exercised until the Company has received full payment of the exercise price of such Options.

                  (f) Transferability. Any Non-Incentive Stock Option granted pursuant to the Plan shall be exercised during an Optionee's lifetime only by the Optionee to whom it was granted and shall not be assignable or transferable otherwise than by will or by the laws of descent and distribution.

         10.  Effect  of  Termination  of  Employment,  Disability  or  Death on
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Incentive Stock Options.
------------------------

                  (a) Termination of Employment. In the event that any Optionee's employment with the Company shall terminate for any reason, other than Disability or death, all of any such Optionee's Incentive Stock Options, and all of any such Optionee's rights to purchase or receive Shares of Common Stock pursuant thereto, shall automatically terminate on (A) the earlier of (i) or (ii): (i) the respective expiration dates of any such Incentive Stock Options, or (ii) the expiration of not more than three (3) months after the date of such termination of employment; or (B) at such later date as is determined by the Committee at the time of the grant of such Award based upon the Optionee's continuing status as a Director or Director Emeritus of the Savings Bank or the Company, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment, and further that such Award shall thereafter be deemed a Non-Incentive Stock Option. In the event that a Subsidiary ceases to be a Subsidiary of the Company, the employment of all of its employees who are not immediately thereafter employees of the Company shall be deemed to terminate upon the date such Subsidiary so ceases to be a Subsidiary of the Company.

                  (b) Disability. In the event that any Optionee's employment with the Company shall terminate as the result of the Disability of such Optionee, such Optionee may exercise any

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

Incentive Stock Options granted to the Optionee pursuant to the Plan at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is one (1) year after the date of such termination of employment, but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of such termination of employment.

                  (c) Death. In the event of the death of an Optionee, any Incentive Stock Options granted to such Optionee may be exercised by the person or persons to whom the Optionee's rights under any such Incentive Stock Options pass by will or by the laws of descent and distribution (including the Optionee's estate during the period of administration) at any time prior to the earlier of (i) the respective expiration dates of any such Incentive Stock Options or (ii) the date which is two (2) years after the date of death of such Optionee but only if, and to the extent that, the Optionee was entitled to exercise any such Incentive Stock Options at the date of death. For purposes of this Section 10(c), any Incentive Stock Option held by an Optionee shall be considered exercisable at the date of his death if the only unsatisfied condition precedent to the exercisability of such Incentive Stock Option at the date of death is the passage of a specified period of time. At the discretion of the Committee, upon exercise of such Options the Optionee may receive Shares or cash or a combination thereof. If cash shall be paid in lieu of Shares, such cash shall be equal to the difference between the Fair Market Value of such Shares and the exercise price of such Options on the exercise date.

                  (d) Incentive Stock Options Deemed Exercisable. For purposes of Sections 10(a), 10(b) and 10(c) above, any Incentive Stock Option held by any Optionee shall be considered exercisable at the date of termination of employment if any such Incentive Stock Option would have been exercisable at such date of termination of employment without regard to the Disability or death of the Participant.

                  (e) Termination of Incentive Stock Options. Except as may be specified by the Committee at the time of grant of an Option, to the extent that any Incentive Stock Option granted under the Plan to any Optionee whose employment with the Company terminates shall not have been exercised within the applicable period set forth in this Section 10, any such Incentive Stock Option, and all rights to purchase or receive Shares of Common Stock pursuant thereto, as the case may be, shall terminate on the last day of the applicable period.

         11. Effect  of  Termination  of  Employment,  Disability  or  Death  on
             -------------------------------------------------------------------
Non-Incentive  Stock Options.  The terms and conditions of  Non-Incentive  Stock
----------------------------
Options relating to the effect of the termination of an Optionee's employment or service, Disability of an Optionee or his death shall be such terms and conditions as the Committee shall, in its sole discretion, determine at the time of termination of service, unless specifically provided for by the terms of the Agreement at the time of grant of the Award.

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

         12. Stock Awards.
             ------------
         The Committee may make grants of Stock Awards, which shall consist of the grant of some number of shares of Common Stock, to a Participant upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

         (a) Grants of the Stock Awards. Stock Awards may only be made in whole shares of Common Stock. Stock Awards may only be granted from Shares reserved under the Plan at the time the Stock Award is made to the Participant.

         (b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall be earned and non-forfeitable and any terms or conditions which must be satisfied prior to the vesting of any Stock Award or portion thereof. Any such terms or conditions shall be determined by the Committee as of the date of grant.

         (c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant's employment or service for any reason other than Disability or death, or following a Change in Control, any Stock Awards in which the Participant has not become vested as of the date of such termination shall be forfeited and any rights the Participant had to such Stock Awards shall become null and void.

         (d) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of a termination of the Participant's service due to Disability or death, all unvested Stock Awards held by such Participant shall immediately vest as of the date of such termination.

         (e) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, or in the event of the Participant's termination of employment or service for Cause, all Stock Awards in which the Participant had not become vested as of the effective date of such termination for Cause shall be forfeited and any rights such Participant had to such unvested Stock Awards shall become null and void.

         (f) Acceleration Upon a Change in Control. In the event of a Change in Control, all unvested Stock Awards held by a Participant shall be immediately vest upon such Change in Control.

         (g) Maximum Individual Award. No individual Employee shall be granted Common Stock in accordance with Stock Awards which exceeds 25% of all Common Stock available for award pursuant to Stock Awards under the Plan.

         (h) Issuance of Certificates. Unless otherwise held in Trust and registered in the name of the Trustee, reasonably promptly after the date of grant with respect to shares of Common Stock pursuant to a Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such Stock Award was granted, evidencing such shares;

provided, that the Company shall not cause such a stock certificate to be issued unless it has receives a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the FSF Financial Corp 2003 Stock Compensation Plan, and Award Agreement entered into between the registered owner of such shares and FSF Financial Corp. A copy of the Plan and Award Agreement is on file in the office of the Corporate Secretary of FSF Financial Corp, 201 Main Street South, Hutchinson, MN 55350."

Such legend shall not be removed until the Participant becomes vested in such shares pursuant to the terms of the Plan and Award Agreement. Each certificate issued pursuant to this Section 12(h), in connection with a Stock Award, shall be held by the Company, unless the Committee determines otherwise.

         (i) Non-Transferability. Except to the extent permitted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:

         The recipient of a Stock Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Stock Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any "swap" transaction is deemed to be a prohibited encumbrance.

         Unless determined otherwise by the Committee and except in the event of the Participant's death or pursuant to a domestic relations order, a Stock Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, a Stock Award is transferable by will or the laws of descent and distribution. The designation of a beneficiary shall not constitute a transfer.

         If a recipient of a Stock Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Stock Award may not, without the written consent of the Committee (which consent may be given in the Award Agreement), be sold or otherwise disposed of within six (6) months following the date of grant of the Stock Award.

         (j) Payment of Dividends. To the extent Shares associated with Stock Awards are held in Trust and registered in the name of the Trustee, unless otherwise specified by the Trust Agreement whenever a Stock Award is made to a Participant representing shares of Common Stock underlying a Stock Award, such Participant or beneficiary shall also be entitled to receive, with respect to each such Share, a payment equal to any cash dividends declared and paid on the number of shares of Common Stock represented by such Stock Award prior to the date of delivery of such Shares to the Participant or beneficiary. Such payment shall be made as soon as administratively feasible following the related dividend payment date.

         (k) Voting of Stock Awards. After a Stock Award has been granted but for which the shares covered by such Stock Award have not yet been vested, earned and distributed to the Participant pursuant to the Plan, the Trustee shall vote such shares of Common Stock held by any such Trust.

         (l) Payment. Payment due to a Participant upon the vesting of a Stock Award shall be made in the form of shares of Common Stock, subject to applicable tax withholding as detailed at Section 22, herein.

         13.  Recapitalization,  Merger,  Consolidation,  Change in Control  and
              ------------------------------------------------------------------
Other Transactions.
-------------------

                  (a)  Adjustment.   Subject  to  any  required  action  by  the
stockholders of the Company, within the sole discretion of the Committee, the aggregate number of Shares of Common Stock for which Awards may be granted hereunder, the number of Shares of Common Stock covered by each outstanding Award, and the exercise price per Share of Common Stock of each such Award, if any, shall all be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of Common Stock resulting from a subdivision or consolidation of Shares (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of such Shares of Common Stock effected without the receipt or payment of consideration by the Company (other than Shares held by dissenting stockholders).

                  (b) Change in Control. All outstanding Awards shall become immediately exercisable in the event of a Change in Control of the Company, as determined by the Committee. In the event of such a Change in Control, the Committee and the Board of Directors will take one or more of the following actions to be effective as of the date of such Change in Control:

                  (i) provide that such Options shall be assumed, or equivalent options shall be substituted, ("Substitute Options") by the acquiring or succeeding corporation (or an affiliate thereof), provided that: (A) any such Substitute Options exchanged for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, and (B) the shares of stock issuable upon the exercise of such Substitute Options shall constitute securities registered in accordance with the Securities Act of 1933, as amended, ("1933 Act") or such securities shall be exempt from such registration in accordance with Sections 3(a)(2) or 3(a)(5) of the 1933 Act, (collectively, "Registered Securities"), or in the alternative, if the securities issuable upon the exercise of such Substitute Options shall not constitute Registered Securities, then the Optionee will receive upon consummation of the Change in Control transaction a cash payment for each Option surrendered equal to the difference between (1) the Fair Market Value of the consideration to be received for each share of Common Stock in the Change in Control transaction times the number of shares of Common Stock subject to such surrendered Options, and (2) the aggregate exercise price of all such surrendered Options, or

                  (ii) in the event of a transaction under the terms of which the holders of the Common Stock of the Company will receive upon consummation thereof a cash payment (the "Merger Price") for each share of Common Stock exchanged in the Change in Control transaction, to make or to provide for a cash payment to the Optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such Options held by each Optionee (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such surrendered Options in exchange for such surrendered Options.

                  (c)  Extraordinary   Corporate  Action.   Notwithstanding  any
provisions of the Plan to the contrary, subject to any required action by the stockholders of the Company, in the event of any Change in Control, recapitalization, merger, consolidation, exchange of Shares, spin-off, reorganization, tender offer, partial or complete liquidation or other extraordinary corporate action or event, the Committee, in its sole discretion, shall have the power, prior or subsequent to such action or event to:

                            (i)  appropriately  adjust  the  number of Shares of
Common Stock subject to each Option, the Option exercise price per Share of Common Stock, and the consideration to be given or received by the Company upon the exercise of any outstanding Option;

                           (ii) cancel any or all  previously  granted  Options,
provided that appropriate consideration is paid to the Optionee in connection therewith; and/or

                         (iii) make such other  adjustments  in connection  with
the Plan as the Committee, in its sole discretion, deems necessary, desirable, appropriate or advisable; provided, however, that no action shall be taken by the Committee which would cause Incentive Stock Options granted pursuant to the Plan to fail to meet the requirements of Section 422 of the Code without the consent of the Optionee.

                  (d) Acceleration. The Committee shall at all times have the power to accelerate the exercise date of Options previously granted under the Plan.

                  (e) Non-recurring Dividends. Upon the payment of a special or non-recurring cash dividend that has the effect of a return of capital to the stockholders, the Option exercise price per share shall be adjusted proportionately as deemed equitable by the Committee at such time.

         Except as expressly provided in Sections 13(a), 13(b) and 13(e) hereof, no Optionee shall have any rights by reason of the occurrence of any of the events described in this Section 13.

         14. Date of Grant of Awards.  The  date of grant of an Award  under the
             ------------------------
Plan shall, for all purposes, be the date on which the Committee makes the determination of granting such Option. Notice of the grant of an Award shall be given to each individual to whom an Award is so granted within a reasonable time after the date of such grant in a form determined by the Committee.

         15. Effective Date. The  Plan shall become  effective upon the later of
             --------------
the date of Board approval of the Plan or the date of stockholder approval of the Plan.

         16.  Approval  by   Stockholders.   The  Plan  shall  be  approved   by
             ----------------------------
stockholders of the Company within twelve (12) months before or after the date the Plan is approved by the Board.

         17. Modification  of  Awards.  At any time and from time to  time,  the
             ------------------------
Board may authorize the Committee to direct the execution of an instrument providing for the modification of any outstanding Award, provided no such modification, extension or renewal shall confer on the holder of said Award any right or benefit which could not be conferred on the Participant by the grant of a new Award at such time, or shall not materially decrease the Participant's benefits under the Award without the consent of the holder of the Award, except as otherwise permitted under Section 18 hereof.

         18. Amendment and Termination of the Plan.
             -------------------------------------

                  (a) Action by the Board. The Board may alter, suspend or discontinue the Plan, except that no action of the Board may increase (other than as provided in Section 13 hereof) the maximum number of Shares permitted to be issued under the Plan, materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility for participation in the Plan unless such action of the Board shall be subject to approval or ratification by the stockholders of the Company.

                  (b) Change in Applicable Law. Notwithstanding any other provision contained in the Plan, in the event of a change in any federal or state law, rule or regulation which would make the exercise of all or part of any previously granted Option unlawful or subject the Company to any penalty, the Committee may restrict any such exercise without the consent of the Optionee or other holder thereof in order to comply with any such law, rule or regulation or to avoid any such penalty.

         19. Conditions  Upon  Issuance  of  Shares;  Limitations   on   Awards;
             -------------------------------------------------------------------
Cancellation of Award Rights.
-----------------------------

         (a) Shares shall not be issued with respect to any Award granted under the Plan unless the issuance and delivery of such Shares shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, any applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed.

         (b) The inability of the Company to obtain any necessary authorizations, approvals or letters of non-objection from any regulatory body or authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares issuable hereunder shall relieve the Company of any liability with respect to the non-issuance or sale of such Shares.

         (c) As a condition to the exercise of an Option, the Company may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of federal or state securities law.

         (d) Notwithstanding anything herein to the contrary, upon the termination of employment or service of a Participant by the Company or its Subsidiaries for "cause" as defined at 12 C.F.R. 563.39(b)(1) as determined by the Board of Directors, all Awards held by such Participant shall be forfeited and cease to be exercisable as of the date of such termination of employment or service.

         (e) Upon the exercise of an Option by an Optionee (or the Optionee's personal representative), the Committee, in its sole and absolute discretion, may make a cash payment to the Optionee, in whole or in part, in lieu of the delivery of shares of Common Stock. Such cash payment to be paid in lieu of delivery of Common Stock shall be equal to the difference between the Fair Market Value of the Common Stock on the date of the Option exercise and the exercise price per share of the Option. Such cash payment shall be in exchange for the cancellation of such Option. Such cash payment shall not be made in the event that such transaction would result in liability to the Optionee or the Company under Section 16(b) of the Securities Exchange Act of 1934, as amended, and regulations promulgated thereunder.

         20. Reservation  of Shares.  During  the term of the Plan,  the Company
             ----------------------
will reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

         21. Unsecured Obligation.  No Participant under the Plan shall have any
             --------------------
interest in any fund or special asset of the Company by reason of the Plan or the grant of any Award under the Plan. No trust fund shall be created in connection with the Plan or any grant of any Award hereunder and there shall be no required funding of amounts which may become payable to any Participant.

         22. Tax  Withholding.  The Company  shall have the right to deduct from
             ----------------
all amounts paid in cash with respect to the cashless exercise of Options and the delivery of Stock Awards under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or vesting of any Stock Award, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

         23. No Employment  Rights. No Director,  Employee or other person shall
             ---------------------
have a right to be selected as a Participant under the Plan. Neither the Plan nor any action taken by the Committee in administration of the Plan shall be construed as giving any person any rights of employment or retention as an Employee, Director or in any other capacity with the Company, the Savings Bank or other Subsidiaries.

         24. Governing  Law.  The Plan shall be  governed by  and  construed  in
             --------------
accordance with the laws of the State of Minnesota, except to the extent that federal law shall be deemed to apply.